EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with this Quarterly Report of Mainland Resources, Inc. (the "Company")on Form 10-Q for the quarter ending November 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael J. Newport, President/Chief Executive Officer, and Mark Witt, Treasurer/Chief Financial Officer, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: January 14, 2010

                                          /s/ MICHAEL J. NEWPORT
                                          _____________________________________
                                              Michael J. Newport
                                              President/Chief Executive Officer



Date: January 14, 2010

                                          /s/ MARK WITT
                                          ______________________________________
                                              Mark Witt
                                              Treasurer/ Chief Financial Officer